UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 1, 2008
Handleman Company

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations
Item 1.01 Entry into a Material Agreement
10th Amendment dated August 6, 2008 to Credit and Guaranty Agreement dated April 30, 2007

Capitalized terms used in this section are defined in the Credit Agreement and the Tenth Amendment (as defined below) unless the context provides otherwise. On August 6, 2008, HDL entered into a Tenth Amendment to the Credit and Guaranty Agreement dated April 30, 2007 among Handleman Company and certain of it subsidiaries as Guarantors, Handleman Entertainment Resources L.L.C. and certain other domestic subsidiaries of Handleman Company as Borrowers, various lenders, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent and Co-Lead Arranger (amendment, the “Tenth Amendment”, credit agreement, the “Credit Agreement”).
Within the 10th Amendment

The Ten Amendment amended the Credit Agreement by:
•	adding definitions for Tenth Amendment, Tenth Amendment Effective Date and Tesco Business;

•	amending and restating Section 1.1 of the Credit Agreement to define Revolving Commitment Termination Date as “the earliest to occur of May 1, 2007, if the Term Loans are not made on or before that date; (ii) April 30, 2012; (iii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13; and (iv) the date of the termination of the Revolving Commitments pursuant to Section 8.1.” and Term Loan Maturity Date to “the earlier of (i) September 1, 2008, and (ii) the date that all Tranche A Term Loans and Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.”;

•	amending and restating the second sentence of Section 2.5 of the Credit Agreement in its entirety to read as follows: “The proceeds of the Revolving Loans made after the Closing Date (i) shall be applied by the Borrowers for working capital and general corporate purposes of Holding and its Subsidiaries, including Permitted Acquisitions, and (ii) on (and only on) September 1, 2008, may be applied by the Borrowers to repay in full the outstanding principal amount of the Tranche B Term Loans to the extent that the aggregate outstanding principal amount of the Tranche B Term Loans on such date (prior to giving effect to such application) is less than $2,000,000; but shall in no event be used to make or facilitate any Investment or Restricted Junior Payment not otherwise permitted hereunder.”;

•	amending and restating Section 2.11 of the Credit Agreement regarding Scheduled Payments/Commitment Reductions to read in its entirety as follows: (a) The aggregate unpaid principal amount of the Term Loans together with all other amounts owed hereunder with respect thereto, shall be paid in full by the Borrowers no later than the Term Loan Maturity Date. (b) The Revolving Commitments shall be (i) reduced to $20,000,000 on the Tenth Amendment Effective Date (ii) reduced to $15,000,000 on August 30, 2008, (iii) reduced to $10,000,000 on October 4, 2008; (v) reduced from time to time in connection with any voluntary or mandatory reductions of the Revolving Commitment in accordance with Sections 2.11, 2.12, and 2.13, as applicable, and (v) terminated on the Revolving Commitment Termination Dates, and all amounts owed hereunder with respect thereto, shall, in any event, be paid in full by the Borrowers no later than the Revolving Commitment Termination Date.”;

•	amending and restating the last sentence of Section 2.12(c)(i) of the Credit Agreement thereof in its entirety as follows: “Notwithstanding anything to the contrary contained in any Credit Document, (x) from the Fifth Amendment Effective Date until (but not including) the Tenth Amendment Effective Date, any Make-Whole Amount that is incurred shall not be required to be paid in cash on the date on which such Make-Whole is incurred, but shall be paid-in-kind on such date by capitalizing such Make-Whole Amount and adding it to the outstanding principal amount of the Tranche B Term Loan, whereupon such Make-Whole Amount shall (i) constitute a portion of the outstanding Tranche B Term Loan for purposes of the Credit Agreement and all other Credit Documents, (ii) be secured by the Collateral, (iii) constitute a portion of the Obligations owing by the Credit Parties to Agents and Lenders, and (iv) be payable on the Term Loan Maturity Date, and (v) on and after the Tenth Amendment Effective Date, any Make-Whole Amount that is incurred shall paid in cash with the proceeds of Revolving Loans; and”;

•	amending and restating in its entirety Section 2.13(g) Trache A Term Loan and Revolving Loans as follows “The Borrowers shall make the payments required by Section 6.21 hereof. At any time that the aggregate outstanding principal amount of the Revolving Loans exceeds the Revolving Commitments at such time, the Borrowers shall immediately prepay the Revolving Loans in an amount equal to such excess.”;

•	amending and restating Section 2.13(i) Administrative Agent’s Account as follows: “At all times following the Tenth Amendment Effective Date, but subject to Section 5.15(b), so long as no Default or Event of Default has occurred and is continuing (in which case funds shall be applied in accordance with Section 2.15(g), unless Requisite Lenders consent to another application), Administrative Agent shall apply all funds transferred from the Blocked Accounts and deposited in Administrative Agent’s Account, to the payment, in whole or in part, of the outstanding principal amount of the Tranche B Term Loan, until the Tranche B Term Loan is paid in full and then to the payment of the Revolving Loans (without any permanent reduction of the Revolving Commitment) until all Revolving Loans are paid in full (in each case, together with accrued interest and fees on the amount prepaid to the date of prepayment and the applicable Make-Whole Amount or Prepayment Premium then due thereon).”;

•	amending and restating Section 2.13(l) of the Credit Agreement to read in its entirety as follows: “(l) No later than the first Business Day following each date on which Holdings or any of its Subsidiaries receives any proceeds of any Accounts owing to Holdings or any of its Subsidiaries from Wal-Mart Stores, Inc. or any of its Affiliates in respect of U.S. music sales, the Borrowers shall prepay the Loans in an aggregate amount equal to 75% of such proceeds as follows: (A) first, to the Tranche B Term Loans, until paid in full; and (B) second, to the Revolving Loans (without any permanent reduction of the Revolving Commitment), until paid in full, and (ii) commencing on the date of the closing of the acquisition contemplated by the Canadian Purchase Agreement, no later than the first Business Day following each date on which Holdings or any of its Subsidiaries receives any proceeds of any Accounts owing to Canadian OpCo in respect of the distribution of music products in Canada, the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such proceeds as follows: (A) first, to the Tranche B Term Loans until paid in full; and (B) second, to the Revolving Loans (without any reduction in the Revolving Commitment), until paid in full;”;

•	amending and restating Section 2.14(b)(ii) of the Credit Agreement to read in its entirety as follows: “So long as no Default or Event of Default has occurred and is continuing, any mandatory prepayment of any Loan pursuant to (A) Section 2.13(a) shall be applied as follows: (x) first, to the Tranche B Term Loans until paid in full; and (y) second, to the Revolving Loans (without any reduction in the Revolving Commitment) until paid in full; and (B) Section 2.13(b) shall be applied as follows: (x) first, to the Tranche B Term

Loans until paid in full; and (y) second, to the Revolving Loans, until paid in full (it being understood that the Revolving Commitment shall be permanently reduced by the amount of any such prepayment); and”;

•	amending and restating Section 2.15(g)(ii) and restating clauses (5), (6),(7) and (8) to read in their entirety as follows:
“(5) fifth, ratably to pay interest due in respect of the Tranche B Term Loans until paid in full;
(6) sixth, ratably to pay interest due in respect of the Revolving Loans, on a pro rata basis, until paid in full;
(7) seventh, ratably to pay principal of the Tranche B Term Loans until paid in full;
(8) eighth, ratably to pay principal of the Revolving Loans until paid in full;”
•	amending Section 4.24 of the Credit Agreement by adding the following sentence: “Notwithstanding the foregoing, it is understood and agreed that the Form 10-K required to be submitted to the Securities and Exchange Commission by Holdings for the Fiscal Year of Holdings and its Subsidiaries ended April 30, 2008, shall be submitted to the Securities and Exchange Commission on August 15, 2008, rather than on August 1, 2008, as required.”;

•	amending Section 5.15(b) of the Credit Agreement by deleting the final proviso of the second sentence in its entirety;

•	amending and restating Section 6.7(e) of the Credit Agreement regarding Minimum Asset Coverage to read as follows: “Credit Parties shall not permit, at any time (i) between the Tenth Amendment Effective Date through (but not including) October 31, 2008, the positive difference between (A) the Working Capital Borrowing Base at such time (without taking into account the Term Loan Reserve, the Minimum Availability Amount or any other Reserves (as defined in the Working Capital Agreement)) and (B) the principal amount of all Indebtedness outstanding (including without limitation, all undrawn letters of credit (except undrawn letters of credit that are fully cash collateralized)) under the Working Capital Agreement and this Agreement at such time (such positive difference, the “Minimum Asset Coverage”) to be less than an amount equal to the greater of (x) the principal amount of all Indebtedness outstanding (including without limitation, all undrawn letters of credit (except undrawn letters of credit that are fully cash collateralized)) under the Working Capital Agreement and this Agreement at such time, and (y) $22,500,000 (or, commencing on September 15, 2008, if the Tesco Business has been sold by such date in accordance with the requirements of Section 6.27, $20,000,000), and (ii) on and after October 31, 2008, the Minimum Asset Coverage to be less than $70,000,000.”; and

•	amending by adding a new section to Article VI of the Credit Agreement regarding the Tesco Sales that reads as follows: “By not later than September 15, 2008, the Credit Parties shall not fail to have sold the Tesco Business, on terms and conditions (including, without limitation, with respect to price and application of proceeds to the Obligations), and pursuant to documentation, satisfactory in form and substance to Agents and Requisite Lenders.”
(See Exhibit 10.1, Tenth Amendment to the Credit and Guaranty Agreement dated April 30, 2007 among Handleman Company and certain of it subsidiaries as Guarantors, Handleman

Entertainment Resources L.L.C. and certain other domestic subsidiaries of Handleman Company as Borrowers, various lenders, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent and Co-Lead Arranger).
     Payoff of General Electric Capital Corporation
Capitalized terms used in this section are defined in the Payoff Letter, Exhibit 10.2). On August 1, 2008, Handleman Company paid off its obligations related to the Credit and Guaranty Agreement dated as of April 30, 2007 among Handleman Company and certain of it subsidiaries as Guarantors, Handleman Entertainment Resources L.L.C. and certain other domestic subsidiaries of Handleman Company as Borrowers and General Electric Capital Corporation, as Administrative Agent, Agent and Lender, and GE Capital Markets, Inc., as Lead Arranger (lender “GE”). Pursuant to the payoff arrangement, Handleman remitted to GE a payoff amount of $54,003.47, which amount represented the Obligations outstanding pursuant to the credit agreement (which includes legal expenses of $26,350.00), and $3,050,697.47 (the “Cash Collateral”) to be held by GE for purposes of reimbursement of draws under, and satisfying other Letter of Credit Obligations relating to, the outstanding Letters of Credit listed on Schedule A thereto (the “Continuing L/Cs”) and (iii) a fully executed counterpart of the letter agreement (“Agreement”) signed by Holdings and each Credit Party. Agent agreed to deliver to Holdings as soon as reasonably practicable UCC-3 termination statements, mortgage satisfactions, releases of liens, discharges, terminations and other release documentation executed by it releasing Agent’s liens and security interests in all of the assets and property of Borrowers and the Credit Parties; provided, however, any original stock certificates or other possessory collateral in the Agent’s possession shall be delivered to the Term Loan Agent in accordance with the Intercreditor Agreement. (See Exhibit 10.2, Payoff Letter between Handleman Company and GE).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY
Date: August 6, 2008	By:	/s/ Rozanne Kokko
		Name:	Rozanne Kokko
		Title:	Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name

10.1	(See Exhibit 10.1, Tenth Amendment to the Credit and Guaranty Agreement dated April 30, 2007 among Handleman Company and certain of it subsidiaries as Guarantors, Handleman Entertainment Resources L.L.C. and certain other domestic subsidiaries of Handleman Company as Borrowers, various lenders, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent and Co-Lead Arranger).

10.2	Payoff Letter between Handleman Company and General Electric Capital Corporation dated August 1, 2008